Consent of Independent Certified Public Accountants

         We have issued our report dated September 14, 2001 accompanying the financial statements of Van Kampen Merritt Insured Income Trust, Intermediate Series 33 and Series 34 as of July 31, 2001, and for the period then ended, contained in this Post-Effective Amendment No. 8 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                        Grant Thornton LLP


Chicago, Illinois
November 26, 2001